Exhibit 99.1

Magnite Reports Fourth Quarter 2020 Results
CTV Pro Forma Revenue Grows 53% Year over Year in Q4 2020
Company Posts Adjusted EBITDA Margin of 37% in Quarter
LOS ANGELES, California – February 24, 2021 – Magnite (NASDAQ: MGNI), the largest independent sell-side advertising platform, today reported its results of operations for the fourth quarter and year ended December 31, 2020.
Recent Highlights
•Revenue was $82.0 million for Q4 2020, up 69% from Q4 2019 on an as reported basis, and up 20% on a pro forma basis(1)
•CTV revenue for Q4 2020 was $15.3 million, up 53% on a pro forma basis(1)
•Online Video ("OLV") revenue grew 35% year over year in Q4 2020 on a pro forma basis(1)
•Full year 2020 total video (CTV & OLV) pro forma revenue was $106 million or 45% of total revenue on a pro forma basis(1)
•We expect revenue for Q1 2021 to be between $58 to $62 million
•Expect strong CTV growth in Q1 2021
•Net income for Q4 2020 was $5.9 million, or income per share of $0.05, compared to net income of $1.5 million, or income per share of $0.03 for the fourth quarter of 2019
•Adjusted EBITDA(2) was $30.0 million representing a 37% Adjusted EBITDA margin(4), compared to Adjusted EBITDA of $15.3 million for the fourth quarter of 2019
•Q1 2021 Adjusted EBITDA operating expenses expected to be between $51-53 million
•Non-GAAP income per share(2) was $0.19, compared to $0.17 non-GAAP income per share for the fourth quarter of 2019

“We had a strong finish to 2020, led by contributions from CTV and OLV formats,” said Michael G. Barrett, President and CEO of Magnite. “As linear TV spend accelerates its move to ad-supported CTV, we believe growth from this secular trend will fuel our growth for the foreseeable future. SpotX is an important strategic win for Magnite and our customers, and is fast growing and highly profitable. Following the closing of the pending acquisition of SpotX, CTV and OLV formats would represent two-thirds of our total company revenue, which would further improve our position in the fastest growing segments of the programmatic marketplace.”

SpotX Preliminary Financial Highlights
•Total preliminary non-GAAP net revenue(5) for 2020 was $116 million, of which $67 million was CTV
•Total non-GAAP net revenue(5) growth in 2020 was over 25% year-over-year
•CTV non-GAAP net revenue(5) growth in 2020 was over 40% year-over-year
•Preliminary 2020 Adjusted EBITDA(6) of approximately $35 million for a 30% margin based on non-GAAP net revenue
•Acquisition on track to close in Q2 2021, subject to customary closing conditions

Magnite Fourth Quarter 2020 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended			Year Ended
	December 31, 2020	December 31, 2019	Change Favorable/ (Unfavorable)	December 31, 2020	December 31, 2019	Change Favorable/ (Unfavorable)
Revenue	$82.0	$48.5	69%	$221.6	$156.4	42%
Net income (loss)	$5.9	$1.5	286%	($53.4)	($25.5)	(110%)
Adjusted EBITDA(2)	$30.0	$15.3	96%	$43.1	$25.7	68%
Adjusted EBITDA operating expenses(3)	$52.0	$33.2	57%	$178.6	$130.7	37%
Adjusted EBITDA margin(4)	37%	32%	5 ppt	19%	16%	3 ppt
Basic income (loss) per share	$0.05	$0.03	67%	($0.55)	($0.48)	(15%)
Diluted income (loss) per share	$0.05	$0.03	67%	($0.55)	($0.48)	(15%)
Non-GAAP income (loss) per share(2)	$0.19	$0.17	12%	$0.17	($0.02)	950%

Notes:
(1)	Year over year comparisons on an as reported basis do not include the results of Telaria for Q4 2019. When comparisons are referred to as pro-forma, Telaria results in the prior year period in Q4 2019 and Q1 2020 are added in order to provide additional insights to business performance.
(2)	Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP income (loss) per share are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.
(3)	Adjusted EBITDA operating expenses is calculated as revenue less Adjusted EBITDA.
(4)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue.
(5)	SpotX Non-GAAP net revenue is a non-GAAP financial measure. Please see the reconciliations to GAAP revenue included at the end of this press release.
(6)	SpotX Adjusted EBITDA is a non-GAAP financial measure. Please see the reconciliations to GAAP revenue included at the end of this press release.
Fourth Quarter 2020 Results Conference Call and Webcast:
The Company will host a conference call on February 24, 2021 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its fourth quarter of 2020.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Rubicon Project conference call
Simultaneous audio webcast:	http://investor.rubiconproject.com, under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10151407
Webcast link:	http://investor.rubiconproject.com, under "Events and Presentations"

About Magnite
We’re Magnite (NASDAQ: MGNI), the world’s largest independent sell-side advertising platform. Publishers use our technology to monetize their content across all screens and formats—including desktop, mobile, audio and CTV. And the world's leading agencies and brands trust our platform to access brand-safe, high-quality ad inventory and execute billions of advertising transactions each month. Anchored in sunny Los Angeles, bustling New York City, historic London, and down under in Sydney, Magnite has offices across North America, EMEA, LATAM and APAC.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning the proposed acquisition of SpotX, Inc. ("SpotX," and such proposed acquisition the "SpotX Acquisition") or the anticipated benefits thereof; completion of the proposed SpotX Acquisition on anticipated terms and timing; statements concerning the potential impacts of the COVID-19 pandemic on our business operations, financial condition, and results of operations and on the world economy; our anticipated financial performance; anticipated benefits or effects related to our completed merger with Telaria, Inc. ("Telaria" and such merger the "Merger"); strategic objectives, including our focus on connected television ("CTV"), mobile, video, header bidding, Demand Manager, identity solutions and private marketplace opportunities; investments in our business; development of our technology; industry growth rates for ad-supported CTV and the shift in video consumption from linear TV to CTV; introduction of new offerings; the impact of transparency initiatives we may undertake; the impact of our traffic shaping technology on our business; the effects of our cost reduction initiatives; scope and duration of client relationships; the fees we may charge in the future; business mix and expansion of our CTV, mobile, video, and private marketplace offerings; sales growth; client utilization of our offerings; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; certain statements regarding future operational performance measures including ad requests, fill rate, paid impressions, average CPM, take rate, and advertising spend; benefits from supply path optimization; and other statements that are not historical facts. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. Risks that our business face include, but are not limited to, the following: we may not complete the acquisition of SpotX or realize the anticipated benefits of the SpotX Acquisition; our proposed financing of the SpotX Acquisition will significantly increase our leverage, which may put us at risk of defaulting on our debt obligations and limit our ability to conduct certain activities; the completion of the SpotX Acquisition will result in dilution to our stockholders; the severity, magnitude, and duration of the COVID-19 pandemic, including impacts of the pandemic and of responses to the pandemic by governments, business and individuals on our operations, personnel, buyers, sellers, and on the global economy and the advertising marketplace; our vulnerability to the depletion of cash resources as a result of impacts of the COVID-19 pandemic; our CTV spend may grow more slowly than we expect if industry growth rates for ad supported CTV are not accurate, if CTV sellers fail to adopt programmatic advertising solutions or if we are unable to maintain or increase access to CTV advertising inventory; we may not realize the anticipated benefits of the Merger; we may be unsuccessful in our Supply Path Optimization efforts; our ability to introduce new offerings and bring them to market in a timely manner, and otherwise adapt in response to client demands and industry trends; uncertainty of our estimates and expectations associated with new offerings; lack of adoption and market acceptance of our Demand Manager solution; our technology development efforts may be inefficient or ineffective, or not keep pace with competitors; we must increase the scale and efficiency of our technology infrastructure to support our growth; the emergence of header bidding has increased competition from other demand sources and may cause infrastructure strain and added costs; our access to mobile inventory may be limited by third-party technology or lack of direct relationships with mobile sellers; we may experience lower take rates, which may not be offset by increase in the volume of ad requests, improvements in fill-rate, and/or increases in the value of transactions through our platform; the impact of requests for discounts, fee concessions, rebates, refunds or favorable payment terms; our history of losses, and the fact that in the past our operating results have and may in the future fluctuate significantly, be difficult to predict, and fall below analysts' and investors' expectations; the effect on the advertising market and our business from difficult economic conditions or uncertainty; the effects of seasonal trends on our results of operations; we operate in an intensely competitive market that includes companies that have greater financial, technical and marketing resources than we do; the effects of consolidation in the ad tech industry; the growing percentage of online and mobile advertising spending captured by closed "walled gardens (such as Google, Facebook, Comcast, and Amazon); our ability to differentiate our offerings and compete effectively to combat commodification and disintermediation; potential limitations on our ability to collect or use data as a result of consumer tools, regulatory restrictions and technological limitations; the development and use of new identity solutions as a replacement for third-party cookies and other identifiers may disrupt the programmatic ecosystem and cause the performance of our platform to decline; the industry may not adopt or may be slow to adopt the use of first-party publisher segments as an alternative to third-party cookies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and privacy; our ability to comply with industry self-regulation; failure by us or our clients to meet advertising and inventory content standards could harm our brand and reputation and those of our partners; our ability to attract and retain buyers and sellers of digital advertising inventory, and increase our business with them; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; the ability of buyers and sellers to establish direct relationships and integrations without the use of our platform; our reliance on large aggregators of advertising inventory, and the concentration of CTV among a small number of large sellers that enjoy significant negotiating leverage; our ability to provide value to both buyers and sellers of advertising without being perceived as favoring one over the other or being perceived as competing with them through our service offerings; our reliance on large sources of advertising demand, including demand side platforms ("DSPs") that may have or develop high-risk credit profiles or fail to pay invoices when due; we may be exposed to claims from clients for breach of contracts; errors or failures in the operation of our solution, interruptions in our access to network infrastructure or data, and breaches of our computer systems; our ability to ensure a high level of brand safety for our clients and to detect "bot" traffic and other fraudulent or malicious activity; our ability to access inventory with high viewability and completion rates; the use of our net operating losses and tax credit carryforwards may be subject to certain limitations; the possibility of adjustments to the purchase price allocation and valuation relating to the Merger; our ability to raise additional capital if needed; volatility in the price of our common stock; the impact of negative analyst or investor research reports; our ability to attract and retain qualified employees and key personnel; costs associated with enforcing our intellectual property rights or defending intellectual property infringement and other claims; failure to successfully execute our international growth plans; and our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent Quarterly Reports on Form 10-Q for 2021. These forward-looking statements represent our estimates and assumptions only as of the date of the report in which they are included. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures and Operational Measures:
In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and development and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Adjusted EBITDA, Non-GAAP Income (Loss), and Non-GAAP Earnings (Loss) per share, each of which is discussed below.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of net income (loss) to Adjusted EBITDA," "Reconciliation of net income (loss) to non-GAAP income (loss)," and "Reconciliation of GAAP income (loss) per share to non-GAAP income (loss) per share" included as part of this press release.
Adjusted EBITDA:

We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, non-operational real estate expense (income), net, and provision (benefit) for income taxes. We also track future expenses on an Adjusted EBITDA basis, and describe them as Adjusted EBITDA operating expenses, which includes total operating expenses. Total operating expenses include cost of revenue. We adjust Adjusted EBITDA operating expenses for the same expense items excluded in Adjusted EBITDA. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:
•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.

•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.
•Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:
•Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.
•Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.
•Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.
•Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets, merger related severance costs, and changes in the fair value of contingent consideration.
•Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.
•Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, non-operational real estate expenses or income, or contractual commitments.
•Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.
•Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.
Non-GAAP Income (Loss) and Non-GAAP Earnings (Loss) per Share:
We define non-GAAP earnings (loss) per share as non-GAAP income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP income (loss) is equal to net income (loss) excluding stock-based compensation, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, merger related severance costs, transaction expenses, non-operational real estate expenses or income, and foreign currency gains and losses. In periods in which we have non-GAAP income, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, and potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings (loss) per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).

Investor Relations Contact
Nick Kormeluk
(949) 500-0003
nkormeluk@magnite.com
Media Contact
Charlstie Veith

(516) 300-3569
press@magnite.com

MAGNITE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$117,676	$88,888
Accounts receivable, net	471,666	217,571
Prepaid expenses and other current assets	17,729	6,591
TOTAL CURRENT ASSETS	607,071	313,050
Property and equipment, net	23,681	23,667
Right-of-use lease asset	39,599	21,491
Internal use software development costs, net	16,160	16,053
Intangible assets, net	89,884	11,386
Goodwill	158,125	7,370
Other assets, non-current	4,440	2,103
TOTAL ASSETS	$938,960	$395,120
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$509,315	$259,439
Lease liabilities, current	9,813	7,282
Other current liabilities	3,070	778
TOTAL CURRENT LIABILITIES	522,198	267,499
Deferred tax liability	199	—
Lease liabilities, non-current	32,278	15,231
Other liabilities, non-current	2,672	454
TOTAL LIABILITIES	557,347	283,184
STOCKHOLDERS' EQUITY
Common stock	2	1
Additional paid-in capital	777,084	453,064
Accumulated other comprehensive loss	(957)	(45)
Accumulated deficit	(394,516)	(341,084)
TOTAL STOCKHOLDERS' EQUITY	381,613	111,936
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$938,960	$395,120

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenue	$82,003	$48,486	$221,628	$156,414
Expenses (1)(2):
Cost of revenue	21,168	13,321	77,747	57,391
Sales and marketing	22,971	11,414	76,030	44,565
Technology and development	14,228	10,402	51,546	40,250
General and administrative	14,766	10,322	52,987	39,750
Merger and restructuring costs	875	2,041	17,552	2,041
Total expenses	74,008	47,500	275,862	183,997
Income (loss) from operations	7,995	986	(54,234)	(27,583)
Other (income) expense:
Interest income, net	62	(164)	(50)	(789)
Other income	(1,178)	(49)	(3,665)	(285)
Foreign exchange (gain) loss, net	3,065	619	2,220	481
Total other (income) expense, net	1,949	406	(1,495)	(593)
Income (loss) before income taxes	6,046	580	(52,739)	(26,990)
Provision (benefit) for income taxes	160	(943)	693	(1,512)
Net income (loss)	$5,886	$1,523	$(53,432)	$(25,478)
Net income (loss) per share:
Basic	$0.05	$0.03	$(0.55)	$(0.48)
Diluted	$0.05	$0.03	$(0.55)	$(0.48)
Weighted average shares used to compute net income (loss) per share:
Basic	112,746	53,473	96,700	52,614
Diluted	124,376	59,595	96,700	52,614

(1) Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Cost of revenue	$113	$113	$525	$421
Sales and marketing	2,301	1,456	8,229	5,638
Technology and development	1,982	1,375	7,451	4,757
General and administrative	2,481	2,004	10,416	8,009
Restructuring and other exit costs	316	—	1,870	—
Total stock-based compensation expense	$7,193	$4,948	$28,491	$18,825

(2) Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Cost of revenue	$8,472	$6,805	$34,879	$30,345
Sales and marketing	4,351	232	13,313	537
Technology and development	114	97	454	573
General and administrative	154	151	602	671
Total depreciation and amortization expense	$13,091	$7,285	$49,248	$32,126

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended
	December 31, 2020	December 31, 2019
OPERATING ACTIVITIES:
Net loss	$(53,432)	$(25,478)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	49,248	32,126
Stock-based compensation	28,491	18,825
(Gain) loss on disposal of property and equipment	(22)	114
Provision for doubtful accounts	(138)	2,060
Accretion of available for sale securities	—	24
Non-cash lease expense	(784)	(209)
Deferred income taxes	789	(595)
Unrealized foreign currency gains, net	(1,161)	(823)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(103,836)	(10,705)
Prepaid expenses and other assets	(10,095)	(51)
Accounts payable and accrued expenses	75,064	16,288
Other liabilities	3,811	407
Net cash (used in) provided by operating activities	(12,065)	31,983
INVESTING ACTIVITIES:
Purchases of property and equipment	(14,292)	(11,425)
Capitalized internal use software development costs	(7,667)	(8,463)
Acquisitions, net of cash acquired	54,595	(11,000)
Maturities of available-for-sale securities	—	7,500
Net cash provided by (used in) investing activities	32,636	(23,388)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	13,548	588
Proceeds from issuance of common stock under employee stock purchase plan	1,660	1,054
Taxes paid related to net share settlement	(7,854)	(1,847)
Net cash provided by (used in) financing activities	7,354	(205)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	918	46
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	28,843	8,436
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	88,888	80,452
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$117,731	$88,888

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO CONSOLIDATED BALANCE SHEETS
Cash and cash equivalents	$117,676	$88,888
Restricted cash included in other asset, non-current	55	—
Total cash, cash equivalents and restricted cash	$117,731	$88,888

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-(Continued)
(In thousands)
(unaudited)

	Year Ended
	December 31, 2020	December 31, 2019
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes	$1,614	$291
Cash paid for interest	$101	$61
Capitalized assets financed by accounts payable and accrued expenses	$42	$141
Capitalized stock-based compensation	$757	$567
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities	$2,036	$13,533
Common stock and options issued for Merger	$287,418	$—

MAGNITE, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (loss)	$5,886	$1,523	$(53,432)	$(25,478)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	5,084	6,281	24,337	28,818
Amortization of acquired intangibles	8,007	1,004	24,911	3,308
Stock-based compensation expense	7,193	4,948	28,491	18,825
Acquisition and related items	559	2,041	15,682	2,041
Non-operational real estate expense (income), net	(5)	—	198	—
Interest income, net	62	(164)	(50)	(789)
Foreign exchange (gain) loss, net	3,065	619	2,220	481
Other non-operating (income) expense, net	—	—	15	—
Provision (benefit) for income taxes	160	(943)	693	(1,512)
Adjusted EBITDA	$30,011	$15,309	$43,065	$25,694

MAGNITE, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP INCOME (LOSS)
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (loss)	$5,886	$1,523	$(53,432)	$(25,478)
Add back (deduct):
Acquisition and related items, including amortization of acquired intangibles	8,566	3,045	40,593	5,349
Stock-based compensation expense	7,193	4,948	28,491	18,825
Impairment of goodwill	—	—	—	—
Non-operational real estate expense (income), net	(5)	—	198	—
Foreign exchange (gain) loss, net	3,065	619	2,220	481
Other non-operating (income) expense, net	—	—	15	—
Tax effect of Non-GAAP adjustments (1)	(537)	(107)	(667)	(297)
Non-GAAP income (loss)	$24,168	$10,028	$17,418	$(1,120)

(1)	Non-GAAP income (loss) includes the estimated tax impact from the expense items reconciling between net income (loss) and non-GAAP income (loss).

MAGNITE, INC.
RECONCILIATION OF GAAP INCOME (LOSS) PER SHARE TO NON-GAAP INCOME (LOSS) PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP net income (loss) per share (1):
Basic	$0.05	$0.03	$(0.55)	$(0.48)
Diluted	$0.05	$0.03	$(0.55)	$(0.48)

Non-GAAP income (loss) (2)	$24,168	$10,028	$17,418	$(1,120)

Weighted-average shares used to compute basic net income (loss) per share	112,746	53,473	96,700	52,614
Dilutive effect of weighted-average common stock options, RSAs, RSUs, and PSUs	11,549	6,091	7,070	—
Dilutive effect of weighted-average ESPP	81	31	50	—
Non-GAAP weighted-average shares outstanding (3)	124,376	59,595	103,820	52,614
Non-GAAP income (loss) per share	$0.19	$0.17	$0.17	$(0.02)

(1) Calculated as net income (loss) divided by basic and diluted weighted-average shares used to compute net income (loss) per share as included in the consolidated statement of operations.
(2) Refer to reconciliation of net income (loss) to non-GAAP income (loss).
(3) Non-GAAP income (loss) per share is computed using the same weighted-average number of shares that are used to compute GAAP net income (loss) per share in periods where there is both a non-GAAP loss and a GAAP net loss.

MAGNITE, INC.
REVENUE BY CHANNEL
(In thousands, except percentages)
(unaudited)

	Revenue
	Three Months Ended
	December 31, 2020		December 31, 2019		December 31, 2018

Channel:
CTV	$15,341	19%	$—	—%	$—	—%
Desktop	$27,488	33	$20,557	42	$18,586	45
Mobile	39,174	48	27,929	58	22,846	55
Total	$82,003	100%	$48,486	100%	$41,432	100%

	Revenue
	Year Ended
	December 31, 2020		December 31, 2019		December 31, 2018

Channel:
CTV	$34,319	15%	$—	—%	$—	—%
Desktop	$78,956	36	$68,302	44	$59,039	47
Mobile	108,353	49	88,112	56	65,646	53
Total	$221,628	100%	$156,414	100%	$124,685	100%

SPOTX, INC.
RECONCILIATION OF REVENUE TO NON-GAAP NET REVENUE
PRELIMINARY AND UNAUDITED
(In thousands)

Year Ended
December 31, 2020
Revenue	$171,290
Less Non-Recurring Related Party Revenue (1)	699
Less amounts paid to sellers reflected in cost of revenue	54,669
Non GAAP Net Revenue	$115,922

(1) Represents revenue received by SpotX from related parties not expected to continue post acquisition.

Note:

SpotX non-GAAP net revenue is defined as GAAP revenue less amounts paid to sellers that are included within cost of revenue for the portion of revenue that is reported on a gross basis. Non-GAAP net revenue does not represent revenue reported on a GAAP basis. We believe non-GAAP net revenue is a useful measure in assessing the business of SpotX because it shows the operating results of SpotX on a consistent basis with our results, without the effect of differing revenue reporting (gross vs. net) that is applied under GAAP across different types of transactions, and facilitates comparison of SpotX’ results to our results.

SPOTX, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
PRELIMINARY AND UNAUDITED
(In thousands)

Year Ended
December 31, 2020
Net income	$17,241
Add back (deduct):
Depreciation and amortization	12,575
Acquisition & Non Recurring Related Party Revenue	(652)
Interest income, net	(49)
Foreign exchange (gain) loss, net	300
Other non-operating (income) expense, net	(87)
Provision for income taxes	5,665
Adjusted EBITDA	$34,993

Note:

SpotX Adjusted EBITDA is defined as net income (loss) adjusted to exclude depreciation and amortization, interest income or expense, and other cash and non-cash based income or expenses that are not considered indicative of core operating performance, including, but not limited to foreign exchange gains and losses, acquisition-related expenses, non-recurring related party revenue, non-operational real estate expense (income), net, and provision (benefit) for income taxes.